Exhibit 5.1

June 12, 2015

Amicus Therapeutics, Inc.

1 Cedar Brook Drive

Cranbury, NJ 08512

Re:          Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-202474), as amended (the “Initial Registration Statement”), filed by Amicus Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on May 4, 2015, and the Registration Statement on Form S-3 (Registration No. 333-204895) filed by the Company with the Commission on June 11, 2015 pursuant to Rule 462(b) under the Act and deemed effective upon filing (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”). We are rendering this supplemental opinion in connection with the prospectus supplement, dated June 11, 2015, together with the Company’s prospectus dated May 4, 2015, as filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act (the “Prospectus”), relating to the offering by the Company of 16,981,132 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including an additional 2,547,170 shares of Common Stock for which the underwriters in the offering have been granted an option to purchase (collectively, the “Shares”), which Shares are covered by the Registration Statements.  We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus.

We have acted as your counsel in connection with the preparation of the Registration Statements and the Prospectus. We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) and the Pricing Committee duly appointed by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares.  We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statements, the preliminary prospectus supplement, dated June 10, 2015, together with the Company’s prospectus dated May 4, 2015, as filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, the Prospectus, the Underwriting Agreement, dated June 11, 2015, among the Company, J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule 1 to the Underwriting Agreement, the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Restated Bylaws, as amended, certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law.  As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP